MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
DIRECTORS DEFERRAL PLAN
Effective March 15, 1986
Amended and Restated March 15, 1989
Amended and Restated October 29, 1992
Amended Effective March 1, 1996
Amended and Restated Effective March 1, 1999
Amended and Restated November 19, 2002
Amended and Restated Effective December 31, 2004
Amended and Restated Effective January 1, 2009
Amended and Restated December 28, 2016

ARTICLE 1DEFINITIONS    1
ARTICLE 2ELIGIBILITY    4
ARTICLE 3DEFERRAL COMMITMENT    4
ARTICLE 4INTEREST, CREDITING AND VESTING    5
ARTICLE 5PLAN BENEFIT PAYMENTS    5
ARTICLE 6RETIREMENT AND TERMINATION BENEFIT PAYMENTS    6
ARTICLE 7PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS    7
ARTICLE 8POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS    7
ARTICLE 9DISABILITY BENEFIT PAYMENTS    7
ARTICLE 10BENEFICIARIES    8
ARTICLE 11GENERAL    9
ARTICLE 12NO GUARANTEE OF CONTINUING DIRECTORSHIP    9
ARTICLE 13TRUSTS    9
ARTICLE 14TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN    10
ARTICLE 15RESTRICTIONS ON ALIENATION OF BENEFITS    10
ARTICLE 16ADMINISTRATION OF THE PLAN    10
ARTICLE 17CLAIMS PROCEDURE    12
ARTICLE 18MISCELLANEOUS    13

MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
DIRECTORS DEFERRAL PLAN
PURPOSE
The purpose of this Plan is to provide specified benefits to Directors of Southwest Gas Corporation. As amended and restated herein, this Plan document applies to Account Balances (inclusive of earnings) maintained under the Plan as of December 31, 2004, all of which were fully vested as of such date.
No amendment to the Plan as in effect on October 3, 2004 that would constitute a “material modification” as defined within Internal Revenue Code (“IRC” or “Code”) 409A and related Treasury regulations shall be effective with respect to amounts that were deferred in taxable years beginning before January 1, 2005 (inclusive of any earnings on such deferred amounts). With the exception of earnings on Account Balances which may accrue on or after January 1, 2005 as provided in Article 4 below, and any Excess Earnings accruing on or after January 1, 2009, no further Deferrals or other contributions of any kind shall be accepted under this Plan after December 31, 2004.
ARTICLE 1
DEFINITIONS
For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:
1.1    “Account Balance” means a Participant’s individual fund comprised of Deferrals, rollovers contributions from the PriMerit Bank, Federal Savings Bank Directors deferral plan and interest earnings credited thereon up to the time of Benefit Distribution exclusive of Excess Earnings.
1.2    “Beneficiary” means the person, persons, entity or entities designated by the Participant to receive any benefits under the Plan upon the death of a Participant. A Participant may designate primary and contingent Beneficiaries.
1.3    “Benefit Account Balance” shall have the meaning set forth in Article 5.3.
1.4    “Benefit Distribution” means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.
1.5    “Board Fees” means the compensation received by a Director for serving on the Board of Directors of Southwest Gas Corporation and the committees of the Board.
1.6    “Board of Directors” means the Board of Directors of the Company.
1.7    “Change in Control” means the first to occur of any of the following events:
(a)    Any “person” (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of Directors; or
(b)    During any period of not more than twelve months, including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Article 1.7) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least 75 percent of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.
Notwithstanding the foregoing, any transaction immediately after which more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or resulting entity immediately after such transaction) is, or will be, owned, directly or indirectly, by shareholders of the Company or an affiliate of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Company, determined immediately before such transaction, will not constitute a “Change in Control”. In addition, effective January 1, 2017, “Change in Control” shall, in addition to the enumerated events contained above involving the Company, the capital stock of the Company, or the board of directors of the Company, include all such enumerated events with respect to Southwest Gas Holdings, Inc., a California Corporation.
1.8    “Committee” means the administrative committee appointed by the Board of Directors to manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.
1.9    “Company” means Southwest Gas Corporation and any Successor Corporation.
1.10    “Deferral(s)” means the amount of Board Fees transferred to the Plan accounts. No Deferrals will be accepted into this Plan after December 31, 2004.
1.11    “Director” means any person on the Board of Directors of Southwest Gas Corporation prior to a Change in Control.
1.12    “Excess Earnings” means any interest accruing on a Participant’s Account Balance on or after January 1, 2009 that would itself be considered to be a right to deferred compensation (within the meaning of Code Section 409A and related Treasury regulations) rather than a right to earnings on Deferrals of compensation. For purposes of clarification, Excess Earnings shall include any earnings in excess of 100 percent of the Moody’s Rate credited to Participant Accounts on or after January 1, 2009. For purposes of Plan accounting, Excess Earnings shall be segregated from interest credited on Account Balances under Article 4 and credited to Participant Excess Earnings Accounts.
1.13    “Excess Earnings Account” means the separate account to which a Participant’s Excess Earnings are credited.
1.14    “Master Plan Document” means this legal instrument containing the provisions of the Plan.
1.15    “Moody’s Rate” means Moody’s Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody’s Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.
1.16    “Moody’s Composite Rate” means the average of the Moody’s Rate on January 1 for the five years prior to Benefit Distribution.
1.17    “Participant” means any Director who executes a Plan Agreement. No new Participants will be accepted into this Plan after December 31, 2004.
1.18    “Plan” means the Directors Deferral Plan of the Company evidenced by this Master Plan Document.
1.19    “Plan Agreement” means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.
1.20    “Plan Year” means the year beginning on March 15 of each year.
1.21    “Retire” or “Retirement” means the cessation of service on the Board of Directors of the Company after attaining five Years of Service, other than by death, disability or Termination of Service.
1.22    “Successor Corporation” means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.
1.23    “Subsidiaries” means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.
1.24    “Terminates Service” or “Termination of Service” means the cessation of service on the Board of Directors of the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.
1.25    “Third Party Fiduciary” means an independent third party selected by the Committee to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.
1.26    “Third Party Fiduciary Services Agreement” means the agreement with the Third Party Fiduciary to perform services with respect to the Plan.
1.27    “Trust Agreement” means an agreement establishing a “grantor trust” of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the IRC.
1.28    “Trust Fund or Funds” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.
1.29    “Trustee” means any person or entity selected by the Company to act as Trustee under any Trust Agreement at any time of reference.
1.30    “Years of Service” means the length of time, in discrete twelve month periods, a Participant has served on the Board of Directors of Southwest Gas Corporation.
ARTICLE 2
ELIGIBILITY
2.1    Selection of Participants. A Director shall become eligible to participate in the Plan as of the effective date of his election as a Director.
2.2    Participant Acceptance. Once eligible to participate in the Plan, a Director must complete, execute and return to the Committee a Plan Agreement to become a Participant in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee.
ARTICLE 3
DEFERRAL COMMITMENT
3.1    Deferrals. A Participant may defer up to 100 percent of his Board Fees received during a Plan Year; provided that such Deferral exceeds $2,000 per Plan Year.
3.2    Timing of Deferral Election. Prior to the commencement of each Plan Year, a Participant will advise the Committee, in writing, of his Deferral commitment for the upcoming Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Board Fees during the upcoming Plan Year.
3.3    Exercise of Deferral Commitment. A Participant’s Deferral commitment will be exercised on a per pay period basis.
3.4    Deferral Elections by New Participants. In the event a Director becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 100 percent of the remaining portion of his Board Fees for the Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.
3.5    Deferral Commitment Default. In the event a Participant defaults on his Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for the subsequent Plan Year.
3.6    Waiver of Deferral Commitment Default. The Committee may waive for good cause the default penalty specified in Article 3.5 upon the request of the Participant.
3.7    Rollovers. The Plan will accept rollover contributions for Participants from the PriMerit Bank, Federal Savings Bank Directors deferral plan.
3.8    Deferrals. After December 31, 2004 Notwithstanding any provision herein to the contrary, no Deferrals will be accepted into this Plan after December 31, 2004, and no new Participants will be admitted hereunder after December 31, 2004. Excess Earnings shall continue to be credited under the Plan.
ARTICLE 4
INTEREST, CREDITING AND VESTING
4.1    Interest Rate. A Participant’s Account Balance at the start of a Plan Year and any Deferrals made during a Plan Year and rollover contributions from the PriMerit Bank, Federal Savings Bank Directors deferral plan will earn interest annually at 150 percent of the Moody’s Rate. Interest will be credited to a Participant’s account for Deferrals made during the Plan Year, as if all Deferrals were made on the first day of the Plan Year. Interest will be credited to a Participant’s account for rollover contributions from the date such contributions are accepted by the Plan.
4.2    Interest Earned After December 31, 2004. Interest earned on Deferrals made on or before December 31, 2004 will be credited to the Participant’s Account Balance in accordance with this Article 4. Any such interest, exclusive of Excess Earnings, is intended to be regarded as attributable to amounts deferred under the Plan as of December 31, 2004.
ARTICLE 5
PLAN BENEFIT PAYMENTS
5.1    Benefit Payments. A Participant’s Account Balance and Excess Earnings Account balance will be paid to the Participant as provided for under the provisions of the Plan.
5.2    Interest Prior to Benefit Distribution. A Participant’s Account Balance will earn interest under the provisions of Article 4.1 until the time of Benefit Distribution.
5.3    Benefit Payment Periods. If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance. Such Benefit Account Balance shall exclude any amounts credited to a Participant’s Excess Earnings Account. The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.
5.4    Payment Prior to Benefit Distribution. If there shall be a final determination by the Internal Revenue Service or a court of competent jurisdiction that the election by a Participant to defer the payment of any amount in accordance with the terms of this Plan was not effective to defer the taxation of such amount, then the Participant shall be entitled to receive a distribution of the amount determined to be taxable and the Participant’s Account Balance shall be reduced accordingly.
ARTICLE 6
RETIREMENT AND TERMINATION BENEFIT PAYMENTS
6.1    Benefit Payment Periods; Elections. A Participant who Retires or Terminates Service qualifies to receive his Account Balance over a period of 60, 120, 180 or 240 months. The Participant shall elect the payment period; provided that written notice of such election is filed with the Committee at least one year prior to his Retirement or Termination of Employment. If a Participant fails to make such election prior to the time specified, the payment period will be 240 months. A Participant will be deemed to have elected to receive his Excess Earnings Account balance upon his Retirement or Termination of Service on the same payment schedule that is applicable to his Account Balance; provided, however, that a Participant’s Excess Earnings Account shall not commence to be distributed upon a Retirement or Termination of Service that is not also a “separation from service” within the meaning of Code Section 409A of the Treasury regulations.
6.2    Changing Elections. A Participant who has made an election under this Article may subsequently revoke such election and make another election under this Article by providing written notice to the Committee; provided, however, that only the last such election or revocation in effect on the date which is one year prior to the date on which the Participant Retires or Terminates Service shall be effective. Notwithstanding the foregoing, if a Participant Retires or Terminates Service as a result of a Change in Control or within one year after March 1, 1999, the date of amendment and restatement of this Plan, the foregoing provisions of this Article 6 shall be applied by substituting “six months” for “one year.” In the event of any such amended election, the Participant’s election in effect at January 1, 2009 shall remain in effect without modification for the Excess Earnings Account.
6.3    Interest on Benefit Payments. The interest rate used to calculate the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 7
PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS
7.1    Benefit Payments. Notwithstanding any elections made pursuant to Article 6, if a Participant dies while he is on the Board of Directors, both his Account Balance and his Excess Earnings Account balance will be paid to his Beneficiary in equal monthly installments over the 180 month survivor benefit payment period.
7.2    Interest on Benefit Payments. The interest rate used to determine the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3 following the Participant’s death, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 8
POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS
8.1    Benefit Payments. If a Participant dies after the commencement of benefit payments under Articles 6 or 9 but prior to such benefits having been paid in full, the Participant’s benefit payments will continue to be paid to the Participant’s Beneficiary through the end of the originally awarded benefit payment period, except as provided for in Article 10.7.
ARTICLE 9
DISABILITY BENEFIT PAYMENTS
9.1    Disability Determination. The Committee will, in its sole discretion, determine whether a Participant is disabled under the provisions of the Plan; provided, however, that no distribution of a Participant’s Excess Earnings Account shall be triggered by a disability that is not also a “disability” within the meaning of Code Section 409A of the Treasury regulations.
9.2    Benefit Payments During First Five Years of Service. If a Participant is disabled within the first five Years of Service with the Company, he will receive his Account Balance and Excess Earnings Account balance in a lump sum payment at Benefit Distribution.
9.3    Benefit Payments After Five Years of Service. Notwithstanding any elections made pursuant to Article 6, if a Participant is disabled after five Years of Service with the Company, his Account Balance and Excess Earnings Account balance will be paid to him in equal monthly installments over the 180-month disability benefit payment period.
9.4    Interest on Benefit Payments. If a Participant qualifies to receive his Account Balance and Excess Earnings Account balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant’s Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody’s Composite Rate. Any Excess Earnings attributable to such interest credit shall be segregated and allocated to the Participant’s Excess Earnings Account.
ARTICLE 10
BENEFICIARIES
10.1    Designation of Beneficiaries. A Participant shall have the right to designate any person as his Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50 percent of the Benefit Account Balance is designated to a Beneficiary other than the Participant’s spouse, such Beneficiary designation must be consented to by the Participant’s spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.
10.2    Changing Beneficiary Designation. A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of Article 10.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.
10.3    Acknowledgement. The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.
10.4    Discharge of Company Obligation. The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.
10.5    Minor or Incompetent Beneficiaries. If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.
10.6    Effect of No Beneficiary Designation. If no Beneficiary designation is in effect at the time of the Participant’s death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (a) the surviving spouse; (b) if there is no surviving spouse, then his issue per stirpes; or (c) if no surviving spouse or issue, then his estate.
10.7    Payment to Beneficiary’s Beneficiary. If a Beneficiary receiving benefit payments under the provisions of the Plan dies prior to the completion of the benefit payment period, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the Beneficiary’s Beneficiary, if any, or to the applicable estate. The payment of the Participant’s Excess Earnings Account balance shall continue to be paid through the end of the benefit payment period previously elected by the Participant or specified by the Plan. The present value of the remaining benefit payments will be calculated using the same methodology, including the same interest rate, as was used to calculate the Participant’s annuity payment calculation, under Article 5.3.
ARTICLE 11
GENERAL
11.1    Payment Obligation. Amounts payable to a Participant shall be paid exclusively from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a “rabbi trust.”
11.2    Limitation on Payment Obligation. The Company shall have no obligation under the Plan to a Participant or a Participant’s Beneficiary, except as provided in this Master Plan Document.
11.3    Furnishing Information. The Participant shall cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.
11.4    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 13.1) be unfunded for purposes of the Code.
11.5    Withholding. There shall be deducted from each payment made under the Plan or other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.
ARTICLE 12
NO GUARANTEE OF CONTINUING DIRECTORSHIP
12.1    Continued Tenure. The Company is without power to lawfully assure a Participant continued tenure as a Director, and nothing herein constitutes a contract of continuing Directorship between the Company and the Participant.
ARTICLE 13
TRUSTS
13.1    Trusts. The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA) the power to manage and control the Trust Fund. The Committee’s authority under the provisions of this Article 13.1 will cease upon the occurrence of a Change in Control.
ARTICLE 14
TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN
14.1    Plan Amendment. The Board of Directors may at any time, without notice, amend or modify the Plan in whole or in part; provided, however, that (a) no amendment shall be effective to decrease or restrict (i) the amount of interest to be credited under the provisions of the Plan, (ii) the benefits the Participant qualifies for or may elect to receive under the provisions of the Plan, or (iii) benefit payments to Participants or Beneficiaries once such payments have commenced, and (b) effective March 1, 1999, no amendment or modification of this Article 14, Article 16, or Article 17 of the Plan shall be effective except to the extent the Board of Directors deems necessary or appropriate to comply with applicable law.
14.2    Plan Termination. The Board of Directors shall not terminate the Plan until all accrued benefits have been paid in full under the provisions of the Plan to the Participants and Beneficiaries.
14.3    Partial Plan Termination. The Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination.
ARTICLE 15
RESTRICTIONS ON ALIENATION OF BENEFITS
15.1    Alienation of Benefits. To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.
ARTICLE 16
ADMINISTRATION OF THE PLAN
16.1    Committee Duties. Except as otherwise provided in this Article 16, and subject to Article 17, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.
16.2    Administration. After a Change in Control Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 17. The Third Party Fiduciary may not be terminated by the Company without the consent of 50 percent of the Participants in the Plan.
16.3    Agents. In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.
16.4    Binding Effect of Decisions. The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 16.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
16.5    Indemnity by Company. The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.
16.6    Employer Information. To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Termination of Employment, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.
16.7    Manner and Timing of Benefit Payments. The Committee or the Third Party Fiduciary, as the case may be, may alter, at or after Benefit Distribution, the manner and time of payments to be made to a Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary to meet existing financial hardships, which the Committee or the Third Party Fiduciary, as the case may be, determine are the same as or similar in nature to those identified in Section 1.401(k)-1(d)(2)(iv) of the Treasury regulations.
ARTICLE 17
CLAIMS PROCEDURE
17.1    Presentation of Claims. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.
17.2    Notification of Decision. The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:
(a)    That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(b)    That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 17.3.
17.3    Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.
17.4    Decision on Review. The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary’s decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) the specific reason(s) for the decision; (b) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (c) such other matters as the Third Party Fiduciary deems relevant.
17.5    Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 17 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 18
MISCELLANEOUS
18.1    Notice. Any notice given under the Plan shall be in writing and shall be mailed or delivered to:
SOUTHWEST GAS CORPORATION
Directors Deferral Plan
Administrative Committee (LVB-283)
P.O. Box 98510
Las Vegas, NV 89193-8510
and
Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101
18.2    Assignment. The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, Participant’s Beneficiary, assigns, heirs, executors and administrators.
18.3    Governing Laws. Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.
18.4    Headings. Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.
18.5    Gender and Number. Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.
18.6    Effect of Illegality or Invalidity. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document to be effective December 28, 2016.

SOUTHWEST GAS CORPORATION

By /s/ John P. Hester
John P. Hester
President and Chief Executive Officer

Date    December 28, 2016

sf-3714818